Exhibit 10.1
[Letterhead of Morvillo, Abramowitz, Grand, Iason, Anello & Bohrer, P.C.]
(212) 880-9460
espiro@maglaw.com
April 30, 2009
BY HAND
Glenn M. Kurtz, Esq.
White & Case LLP
1155 Avenue of the Americas
New York, New York 10036-2787
Re: Loral Space & Communications Inc.
Dear Glenn:
I am writing to memorialize the terms of the settlement agreement reached at the conclusion of the mediation session held before Justice Joseph T. Walsh on April 23, 2010. The mediation was conducted between representatives of a Special Committee of the Board of Directors of Loral Space & Communications Inc. (“Loral”) and Dr. Mark Rachesky, Mr. Hal Goldstein and Mr. Sai Devabhaktuni (together, the “MHR Directors”). As you know, Loral has delegated to the Special Committee authority to resolve the claim for indemnification asserted by the MHR Directors against Loral.
By letters dated January 22, March 20 and July 7, 2009, the MHR Directors requested indemnification from Loral in the amount of $18,371,485.11. In addition, pursuant to Delaware law and the terms of the Officers’ and Directors’ Indemnification Agreements between Loral and the MHR Directors, the MHR Directors requested reimbursement for all legal fees and expenses incurred in pursuing their claims to indemnification.
Loral, the MHR Directors and the MHR Entities1 agree that, in full and final settlement of all claims that the MHR Directors and the MHR Entities may have against Loral

[1]	For purposes of this letter, the “MHR Entities” are MHR Fund Management LLC, MHR Capital Partners Master Account LP, MHR Capital Partners (100) LP, MHR Institutional Partners LP, MHRA LP, MHRM LP, MHR Institutional Partners II LP, MHR Institutional Partners II A LP, MHR Institutional Partners III LP, MHR Advisors LLC, MHR Institutional Advisors LLC, MHR Institutional Advisors II LLC, and MHR Institutional Advisors III LLC.

Glenn M. Kurtz, Esq.
April 30, 2010

for legal fees and expenses incurred in connection with (i) In re: Loral Space & Communications Consolidated Litigation in the Court of Chancery of the State of Delaware, (ii) Babus v. Targoff in the Supreme Court of the State of New York, County of New York, (iii) the related SEC investigation, and (iv) any other related matters (collectively, the “Legal Matters”), Loral shall pay to a party or parties designated by the MHR Directors the sum of $14.1 million. In addition, pursuant to the terms of Loral’s Officers’ and Directors’ Indemnification Agreements, Loral shall pay to a party or parties designated by the MHR Directors the sum of $256,821.25 as reimbursement for any and all fees and expenses incurred by the MHR Directors in pursuing their indemnification claim. Loral’s payments pursuant to this paragraph shall be made as soon as practicable, but, in any event, no later than May 7, 2010, provided, that the MHR Directors, may, in their sole discretion and by written notice to Loral, extend this deadline. The MHR Directors and MHR Entities agree that, in consideration of the foregoing payments, they release and relinquish any and all claims that they, or any of them, may have against Loral for payment, reimbursement, or contribution for legal fees and expenses incurred in connection with the Legal Matters or in pursuing the MHR Directors’ claim for indemnification.
To confirm our clients’ agreement to the foregoing, please have the MHR Directors and a representative of the MHR Entities sign this letter below. I will arrange for John Stenbit, as sole member of the Special Committee, also to sign this letter below. This letter agreement may be signed in counterparts, all of which together shall constitute a single document, and faxed or pdf copies shall be deemed originals.
Thank you for your cooperation in resolving this matter.

Sincerely,
/s/ Edward M. Spiro/BLT
Edward M. Spiro

Glenn M. Kurtz, Esq.
April 30, 2010

ACCEPTED AND AGREED TO:

/s/ Mark Rachesky MARK RACHESKY

/s/ Hal Goldstein_ HAL GOLDSTEIN

/s/ Sai Devabhaktuni SAI DEVABHAKTUNI

MHR ENTITIES (as defined in footnote 1)

By:	/s/ Hal Goldstein Hal Goldstein

SPECIAL COMMITTEE OF THE BOARD OF DIRECTORS OF LORAL SPACE & COMMUNICATIONS INC.

By:	/s/ John P. Stenbit John P. Stenbit